Exhibit 4.410

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 176892 dated August 02, 2018

For Rendering

telecommunication services for provision of communication channels

This License is granted to

Limited Liability Company

Sputnikovoe TV

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1127746631495

Tax Identification Number (TIN)

7709909783

Location address (place of residence):

51/4 bldg. 1 off. 125, h. 1, Shchepkina str., Moscow, 129110

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until August 02, 2023.

This License is granted by decision of the licensing body - Order dated September 16, 2019 No. 551-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A. Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296